Exhibit 99

                           FPIC INSURANCE GROUP, INC.
                        ANNOUNCES COMPLETION OF A SECOND
                    $15 MILLION PRIVATE PLACEMENT, INCLUDING
                   TRUST PREFERRED SECURITIES AND SENIOR NOTES

JACKSONVILLE, Fla. (Business Wire) - May 29, 2003 - FPIC Insurance Group, Inc. ("FPIC") (Nasdaq Symbol: FPIC) announced today that it has completed a second $15 million private placement. Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") acted as placement agent for the offering.

On May 13, 2003, FPIC entered into a placement agreement with Sandler O'Neill for the private placement of approximately $5.0 million of trust preferred securities and $10.0 million of unsecured senior notes. The offering was completed May 22, 2003.

FPIC, through its wholly owned statutory trust, along with other insurance and insurance holding company participants, issued trust preferred securities to the Sandler O'Neill investment pool, which in turn issued its securities to institutional and accredited investors. The securities issued to the investment pool by FPIC mature in 30 years and will bear a floating per annum interest rate equal to LIBOR plus 4.2%, for an initial rate of approximately 5.5%. The floating interest rate will be adjustable quarterly with changes in LIBOR, and the maximum rate that may be charged under the securities within the first five years is 12.5%. FPIC has purchased hedging instruments designed to maintain the ultimate floating rate interest cost on the securities within the range of 5.4% to 8.6% for five years from closing. FPIC will have the option to call these securities at par beginning May 23, 2008.

The floating rate 30-year senior notes will bear a per annum interest rate equal to LIBOR plus 4.2%, for an initial rate of approximately 5.5%. The floating interest rate will be adjustable quarterly with changes in LIBOR, and the maximum rate that may be charged under the notes within the first five years is 12.5%. FPIC has purchased a hedging instrument designed to maintain the ultimate floating rate interest cost on the notes within 5.4% to 8.6% for five years from closing. FPIC will have the option to call these notes at par beginning May 23, 2008.

The net proceeds from the trust preferred securities and the senior notes are being used primarily to pay down FPIC's revolving credit facility and to partially unwind a related hedge agreement. FPIC has secured from its bank lender group the necessary approvals and amendments to its credit facility to allow for the issuance of the trust preferred securities and the senior notes and such use of the proceeds.

John R. Byers, President and Chief Executive Officer of FPIC said, "We are pleased to be participating in Sandler O'Neill's offering. The trust preferred securities and senior notes allow us to replace a portion of our existing commercial bank debt with longer-term institutional debt, which gives us more operational flexibility. Lowering our debt levels, generally, and replacing a portion of our commercial bank debt with longer-term institutional instruments have been important goals in our business model. We are pleased to have made progress in achieving these goals through the recent completion of two private offerings. We will continue to explore and pursue opportunities to enhance our capital position."

FPIC estimates it will incur charges of approximately $1.0 million after tax in the second quarter of 2003 in connection with the completion of the recent FTN Financial Capital Markets/Keefe Bruyette & Woods, Inc. and Sandler O'Neill private placements, consisting primarily of the costs to unwind swap agreements associated with the pay downs of its bank debt. Other costs associated with the private placements of approximately $1.0 million will be amortized over the expected life of the newly issued securities, which have stated maturities of 30 years. During the remainder of 2003, FPIC expects to realize net cost savings of approximately $0.3 million after tax, primarily from lower interest and hedging costs associated with the new

                                   Exhibit - 1
securities, with additional savings continuing thereafter. Total incremental costs associated with the newly issued securities for the year 2003 are expected to be approximately $1.1 million (approximately $0.7 million after tax).

Kim D. Thorpe, Executive Vice President and Chief Financial Officer, stated, "The costs we are incurring in the second quarter to unwind the swap agreements result from the decline in market interest rates that has occurred since we put them in place. On the flipside, interest costs on our new securities will initially be at significantly lower interest rates. We have also put hedge agreements in place that limit our floating rate interest costs on all the new securities for the first five years, until we have the option to call the securities. We consider these costs to be good investments in terms of both a lower cost of capital, as well as a higher quality of capital going forward."

For additional information regarding FPIC's private placement with Sandler O'Neill, see FPIC's Form 8-K filed with the Securities and Exchange Commission
(SEC) on May 29, 2003.

                                Corporate Profile
                                -----------------

FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of professional liability insurance for physicians, dentists and other healthcare providers, primarily in Florida and Missouri. FPIC also provides management and administration services to Physicians' Reciprocal Insurers, a New York medical professional liability insurance reciprocal, and third-party administration services both within and outside the healthcare industry.

                             Safe Harbor Disclosure
                             ----------------------

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Any written or oral statements made by or on behalf of FPIC may include forward-looking statements, which reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause ultimate outcomes to differ materially from such statements. These uncertainties and other factors include, but are not limited to:

        [ ] Developments in global financial markets that could affect financing plans;
        | | Risk factors associated with financing and refinancing, including the willingness of credit institutions to provide financing and the availability of credit generally;
        | | Changes in financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on agents' ability to place insurance business on behalf of FPIC; and

             other risk factors discussed in FPIC's SEC Form 10-K for the year ended December 31, 2002, filed with the SEC on March 28, 2003, and Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 14, 2003.

The words "believe," "anticipate," "foresee," "estimate," "project," "plan," "expect," "intend," "hope," "should," "will," "will likely result" or "will continue" and variations thereof or similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. FPIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

                                     Contact
                                     -------
                                Roberta Goes Cown
                   Senior Vice President and Corporate Counsel
                         (904) 354-2482, Extension 3287
             For all your investor needs, FPIC is on the Internet at
                               HTTP://WWW.FPIC.COM
                               -------------------
                 Got a Tough Question? E-mail us at ir@fpic.com
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                  FPIC: Providing Answers in a Changing Market

                                  Exhibit - 2